Exhibit 10.7

Execution Version

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (this “Subordination Agreement”), dated as of August 9, 2018 is made among the companies from time to time party hereto (the “Companies”), and Deerfield ELGX Revolver, LLC, a Delaware limited liability company, as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for the Lender Group (as defined in the below-defined Credit Agreement).

WHEREAS, Endologix, Inc., a Delaware corporation (“Endologix”), each of its direct and indirect Subsidiaries set forth on the signature pages thereto and any additional borrower that may be thereafter be added thereto (together with Endologix, the “Borrowers” and each individually, a “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Agent are parties to that certain Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided Revolver Commitments and have made Loans and/or other financial accommodations to the Borrowers;

WHEREAS, the Companies have entered into that certain Guaranty and Security Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), in favor of Agent, pursuant to which such Companies (together with any other Person (as defined in the below-defined Credit Agreement) who is a “Guarantor,” as defined in the Credit Agreement, the “Guarantors;” the “Obligors”) have guaranteed the obligations (including any Liquidated Damages, any Applicable Revolver Reduction Premium, the remaining Commitment Fee and the other Obligations) of the Borrowers and the other Companies under the Credit Agreement and the other Loan Documents;

WHEREAS, each Company has made or may make certain loans or advances from time to time to one or more Obligors; and

WHEREAS, in order to induce the Agent and the Lenders to make the Loans and other financial accommodations and provide for Revolver Commitments under the Loan Documents, each Company has agreed to the subordination of such indebtedness of each Obligor to such Company, upon the terms and subject to the conditions set forth in this Subordination Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Subordination Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Subordination Agreement, the following terms shall have the following meanings:

“Discharge of Senior Indebtedness” means the payment in cash of all amounts owing on account of the outstanding principal amount of the Loans and any other Obligations (including any Liquidated Damages, any Applicable Revolver Reduction Premium and the remaining Commitment Fee) owing by the Borrowers and the other Loan Parties to the Lender Group pursuant to the Loan Documents and the termination of all of the Commitments; provided that the foregoing shall be subject to the second sentence of Section 17.07 of the Credit Agreement and Section 10(b).

“Insolvency Events” has the meaning set forth in Section 3.

“Intercompany Subordinated Debt” means, with respect to each Company, all indebtedness, liabilities, and other obligations of each Obligor owing to such Company, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any Obligor to such Company under or in connection with any documents or instruments related thereto.

“Intercompany Subordinated Debt Payment” means any payment or distribution by or on behalf of the Obligors, directly or indirectly, of assets of the Obligors of any kind or character, whether in cash, property, or securities for or on account of the Intercompany Subordinated Debt, including on account of the purchase, redemption, or other acquisition of Intercompany Subordinated Debt, as a result of a collection, sale, or other disposition of collateral, or by setoff, exchange, or in any other manner.

“Senior Indebtedness” means the Obligations (as defined in the Credit Agreement) and other indebtedness and liabilities of the Obligors to the Lender Group under or in connection with the Credit Agreement, the Guaranty and Security Agreement and/or the other Loan Documents, including any Liquidated Damages, any Applicable Revolver Reduction Premium, the remaining Commitment Fee, all unpaid principal of the outstanding Loans, all interest accrued thereon (including all interest that, but for the provisions of the Bankruptcy Code, would have accrued), all fees due under the Credit Agreement and the other Loan Documents (including all fees that, but for the provisions of the Bankruptcy Code, would have accrued), and all other amounts payable by the Obligors to the Agent and the other members of the Lender Group thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

(c) Interpretation. Unless the context of this Subordination Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Subordination Agreement refer to this Subordination Agreement as a whole and not to any particular provision of this Subordination

Agreement. Section, subsection, clause, schedule, and exhibit references are to this Subordination Agreement unless otherwise specified. References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation referred to. The captions and headings are for convenience of reference only and shall not affect the construction of this Subordination Agreement.

SECTION 2. Subordination to Payment of Senior Indebtedness. As to each Company, all payments on account of the Intercompany Subordinated Debt shall be subject, subordinate, and junior, in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior Discharge of Senior Indebtedness.

SECTION 3. Subordination Upon Any Distribution of Assets of the Obligors. As to each Company, in the event of any payment or distribution of assets of any Obligor (the “Affected Obligor”) of any kind or character, whether in cash, property, or securities, upon the dissolution, winding up, or total or partial liquidation or reorganization, readjustment, arrangement, or similar proceeding relating to such Obligor or its property, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, arrangement, or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshaling or composition of the assets and liabilities of such Obligor, or otherwise (such events, other than any such events permitted by the Loan Documents, collectively, the “Insolvency Events”): (i) the Discharge of Senior Indebtedness must have occurred before any Intercompany Subordinated Debt Payment is made by or on behalf of the Affected Obligor; and (ii) to the extent permitted by Applicable Law, any Intercompany Subordinated Debt Payment to which such Company would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution directly to Agent, for the benefit of itself and the other members of the Lender Group, for application to the payment of the Senior Indebtedness in accordance with clause (i) and Section 2.03(f) of the Credit Agreement, after giving effect to any concurrent payment or distribution or provision therefor to Agent or any other member of the Lender Group in respect of such Senior Indebtedness.

SECTION 4. Payments on Intercompany Subordinated Debt.

(a) Permitted Payments. So long as no Event of Default would result therefrom or has occurred and is continuing, each Obligor may make, and each Company shall be entitled to accept and receive, payments on account of the Intercompany Subordinated Debt in the ordinary course of business and any other payment permitted by the Loan Documents, in each case, in accordance with the terms of the Loan Documents.

(b) No Payment Upon Senior Indebtedness Defaults. Upon the occurrence of any Event of Default, and until such Event of Default is cured or waived in accordance with the terms of the Credit Agreement, each Obligor shall not make, and each Company shall not accept or receive, any Intercompany Subordinated Debt Payment; provided, however, notwithstanding the foregoing, (i) any Obligor may pay to the Borrowers, and the Borrowers may accept and receive payments on account of any Intercompany Subordinated Debt owed to the Borrowers so long as such payments are immediately remitted to a deposit account or securities account that is subject to a Control Agreement and (ii) any Obligor that is not a Borrower may pay to a Guarantor, and a Guarantor may accept and receive payments on account of any Intercompany Subordinated Debt owed to such Guarantor so long as such payments are immediately remitted to a deposit account or securities account that is subject to a Control Agreement; provided, further, that each Obligor shall be permitted to make any such payments missed due to the application of this sentence upon the written waiver of any such Event of Default in accordance with the terms of the Credit Agreement.

SECTION 5. Subordination of Remedies. Until the Discharge of Senior Indebtedness, following the occurrence of any Event of Default and until such Event of Default is cured or waived in accordance with the terms of the Credit Agreement, each Company shall not, without the prior written consent of Agent:

(a) accelerate, make demand, or otherwise make due and payable prior to the original due date thereof any Intercompany Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests in respect of the obligations of any Obligor owing to such Company;

(b) exercise any rights under or with respect to guaranties of the Intercompany Subordinated Debt, if any;

(c) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities, or obligations of such Company to any Obligor against any of the Intercompany Subordinated Debt; or

(d) commence, or cause to be commenced, or join with any creditor other than Agent and the other members of the Lender Group in commencing, any bankruptcy, insolvency, or receivership proceeding against any Obligor.

SECTION 6. Payment Over to Agent. In the event that, notwithstanding the provisions of Section 3, Section 4, and Section 5, any Intercompany Subordinated Debt Payments shall be received in contravention of Section 3, Section 4, or Section 5 by any Company before the Discharge of Senior Indebtedness has occurred, such Intercompany Subordinated Debt Payments shall be held in trust for the benefit of Agent, for the benefit of itself and the other members of the Lender Group, and shall be paid over or delivered to Agent, for the benefit of the itself and the other members of the Lender Group, for application to the payment, in full, in cash or Cash Equivalents of all Senior Indebtedness remaining unpaid to the extent necessary to give effect to Section 3, Section 4, and Section 5 and to the extent necessary to cause a Discharge of Senior Indebtedness to occur, after giving effect to any concurrent payments or distributions to Agent or any other members of the Lender Group in respect of the Senior Indebtedness.

SECTION 7. Insolvency.

(a) Authorization to Agent. If, while any Intercompany Subordinated Debt is outstanding, any Insolvency Event shall occur and be continuing with respect to any Obligor or its property: (i) Agent hereby is irrevocably authorized and empowered (in the name of each Company or otherwise), but shall have no obligation, to demand, sue for, collect, and receive every payment or distribution in respect of the Intercompany Subordinated Debt owing by the Affected Obligor and give acquittance therefor and to file claims and proofs of claim (as set forth below in Section 7(b)) and take such other action (including voting such Intercompany Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Agent or any other member of the Lender Group; and (ii) each Company shall promptly take such action as Agent reasonably may request (A) to collect the Intercompany Subordinated Debt owing by the Affected Obligor for the account of Agent and the other members of the Lender Group and to file appropriate claims or proofs of claim in respect of the Intercompany Subordinated Debt, (B) to execute and deliver to Agent such powers of attorney, assignments, and other instruments as it may request to enable it to enforce any and all claims with respect to such Intercompany Subordinated Debt, and (C) to collect and receive any and all Intercompany Subordinated Debt Payments owing by the Affected Obligor.

(b) Rights in Insolvency Events.

(i) Each of the Companies hereby authorizes and empowers the Agent, for the benefit of itself and the other members of the Lender Group, in any Insolvency Event to file a proof of claim on behalf of such Company with respect to the Intercompany Subordinated Debt owing by the Affected Obligor (A) if such Company fails to file such proof of claim prior to thirty (30) days before the expiration of the time period during which such claims must be submitted, or (B) if the Agent, exercising reasonable discretion, believes that any statements or assertions in a proof of claim filed by such Company are not consistent with the terms and conditions hereof; provided, however, that any failure of the Agent to file such proof of claim shall not be deemed to be a waiver by the Agent of any of the rights and benefits granted herein by such Company. Each Company shall provide the Agent with a copy of any proof of claim filed by such Company in any Insolvency Event.

(ii) Each Company hereby irrevocably grants the Agent the sole and exclusive authority and power in any Insolvency Event, unless and until this Subordination Agreement is terminated in accordance with its terms: (A) to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Intercompany Subordinated Debt owing by the Affected Obligor; and (B) to take such other action as may be necessary or advisable to effectuate the foregoing. Each Company shall provide to the Agent all information and documents necessary to present claims or seek enforcement as described in the immediately preceding sentence.

(iii) Each of the Companies hereby agrees that, while it shall retain the right to vote its claims and, except as otherwise provided in this Subordination Agreement, otherwise act in any Insolvency Event relative to any Obligor (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), such Company shall not: (A) take any action or vote in any way so as to directly or indirectly challenge or contest (1) the validity or the enforceability of the Credit Agreement, the Guaranty and Security Agreement, the other Loan Documents, or the Liens and security interests granted to Agent with respect to the Senior Indebtedness, (2) the rights and duties of Agent or the other members of the Lender Group established in the Credit Agreement, the Guaranty and Security Agreement or any other Loan Document, or (3) the validity or enforceability of this Subordination Agreement; (B) seek, or acquiesce in any request, to dismiss any Insolvency Event or to convert an Insolvency Event under chapter 11 of the Bankruptcy Code to a case under chapter 7 of the Bankruptcy Code; (C) seek, or acquiesce in any request for, the appointment of a trustee or examiner with expanded powers for any Obligor; (D) propose, vote in favor of or otherwise approve a plan of reorganization, arrangement or liquidation, or file any motion or pleading in support of any plan of reorganization, arrangement or liquidation, unless it provides for the Discharge of Senior Indebtedness or unless Agent has approved of the treatment of its claims with respect to the Senior Indebtedness under such plan; (E) object to the treatment under a plan of reorganization or arrangement of Agent’s claims with respect to the Senior Indebtedness; (F) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Event in respect of any portion of the Collateral; or (G) directly or indirectly oppose any relief requested or supported by Agent, on behalf of the itself and the other members of the Lender Group, including any sale or other disposition of property free and clear of the Liens and security interests of any Company under Section 363(f) of Title 11 of the United States Code or any other similar provision of Applicable Law.

SECTION 8. Certain Agreements of Each Company.

(a) No Benefits. Each Company understands that there may be various agreements between Agent, the other members of the Lender Group and the Obligors evidencing and governing the Senior Indebtedness, and each Company acknowledges and agrees that (except to the extent provided in any such agreement) such agreements are not intended to confer any benefits on such Company and that neither Agent nor any other member of the Lender Group shall have any obligation to such Company (except to the extent expressly provided in any such agreement) or any other Person to exercise any rights, enforce any remedies, or take any actions which may be available to them under such agreements.

(b) No Interference. Each Company acknowledges that each Obligor has granted to Agent, for the benefit of the members of the Lender Group, security interests in all of such Obligor’s assets, and agrees not to interfere with or in any manner oppose a disposition of any Collateral by Agent in accordance with Applicable Law.

(c) Reliance by Agent and the Other Members of the Lender Group. Each Company acknowledges and agrees that Agent and the other members of the Lender Group will have relied upon and will continue to rely upon the subordination provisions provided for herein and the other provisions hereof in entering into the Loan Documents (including in amending and restating certain of the Prior Loan Documents) and making or issuing the Loan.

(d) Waivers. Each Company hereby waives any and all notice of the incurrence of the Senior Indebtedness or any part thereof and any right to require marshaling of assets.

(e) Rights of Agent and the Other Members of the Lender Group Not Affected. Each Company hereby agrees that at any time and from time to time, without notice to or the consent of such Company, without incurring responsibility to such Company, and without impairing or releasing the subordination provided for herein or otherwise impairing the rights of Agent or any other members of the Lender Group hereunder, (i) the time for any Obligor’s performance of or compliance with any of its agreements contained in the Loan Documents may be extended or such performance or compliance may be waived by Agent and/or the Lenders (in accordance with the Loan Documents); (ii) the agreements of any Obligor with respect to the Loan Documents may from time to time be modified by such Obligor, Agent and the Lenders (in accordance with the Loan Documents) for the purpose of adding any requirements thereto or changing in any manner the rights and obligations of such Obligor, Agent or the Lenders thereunder; (iii) the manner, place, or terms for payment of Senior Indebtedness or any portion thereof may be altered or the terms for payment extended, or the Senior Indebtedness may be renewed in whole or in part; (iv) the maturity of the Senior Indebtedness may be accelerated in accordance with the terms of any present or future agreement by any Obligor, Agent and the Lenders (in accordance with the Loan Documents); (v) any Collateral may be sold, exchanged, released, or substituted in accordance with the Loan Documents and any Lien in favor of Agent or any other members of the Lender Group may be terminated, subordinated, or fail to be perfected or become unperfected; (vi) any Person liable in any manner for Senior Indebtedness may be discharged, released, or substituted; and (vii) all other rights against the Obligors, any other Person, or with respect to any Collateral may be exercised (or Agent or any other members of the Lender Group may waive or refrain from exercising such rights in accordance with the Loan Documents).

(f) Rights of Agent and the Other Members of the Lender Group Not to Be Impaired. No right of Agent or any other members of the Lender Group to enforce the subordination provided for herein or to exercise its other rights hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act by any Company, Agent or any other members of the Lender Group hereunder or under or in connection with the other Loan Documents or by any noncompliance by any Company with the term and provisions and covenants herein or in any other Loan Document, regardless of any knowledge thereof Agent or any other member of the Lender Group may have or otherwise be charged with.

(g) Financial Condition of the Obligors. Except as provided under the Credit Agreement, no Company shall have any right to require Agent or any other member of the Lender Group to obtain or disclose any information with respect to: (i) the financial condition or character of any Obligor or the ability of the Obligors to pay and perform Senior Indebtedness; (ii) the Senior Indebtedness; (iii) the Collateral or other security for any or all of the Senior Indebtedness; (iv) the existence or nonexistence of any guarantees of, or any other subordination agreements with respect to, all or any part of the Senior Indebtedness; (v) any action or inaction on the part of Agent, any other member of the Lender Group or any other Person; or (vi) any other matter, fact, or occurrence whatsoever.

(h) Acquisition of Liens or Guaranties. No Company shall, without the prior written consent of Agent, acquire any right or interest in or to any Collateral not owned by such

Company or accept any guaranties for the Intercompany Subordinated Debt, except as expressly permitted by the Loan Documents.

(i) Release of Liens. In the event of any private or public sale or other disposition of all or any portion of the Collateral by or with the consent of the Agent in accordance with the Loan Documents, or as otherwise permitted by the Credit Agreement, at any time prior to the date upon which the Discharge of Senior Indebtedness shall have occurred, each Company agrees that such sale or disposition will be free and clear of the Liens and security interests securing the Intercompany Subordinated Debt (if any) of such Company and, if the sale or other disposition includes Stock in any Obligor, such Company agrees to release the Persons whose Stock is sold or disposed of from all Intercompany Subordinated Debt so long as the Agent also releases the Persons whose Stock is sold or disposed of from all Senior Indebtedness. In furtherance thereof, each Company agrees that (i) the Agent is authorized to file any and all UCC Lien releases and/or terminations of the Liens and security interests held by such Company in connection with such a sale or other disposition, and (ii) it will execute any and all Lien and security interest releases or other documents reasonably requested by the Agent in connection therewith.

SECTION 9. Subrogation, etc.

(a) Subrogation. Until Discharge of the Senior Indebtedness and the full payment and satisfaction of all Obligations, subject to Section 10(b), each Company hereby waives any and all rights that it may acquire by way of subrogation under this Subordination Agreement, by reason of any payment or distribution to Agent or any other member of the Lender Group hereunder or otherwise.

(b) Payments Over to the Companies. If any payment or distribution to which any Company would otherwise have been entitled but for the provisions of Section 3, Section 4, or Section 5 shall have been applied pursuant to the provisions of Section 3, Section 4, or Section 5 to the payment of all amounts payable under the Senior Indebtedness, subject to Section 10(b), such Company shall be entitled to receive from Agent or any other member of the Lender Group, as the case may be, any payments or distributions received by such Person in excess of the amount sufficient to cause the Discharge of Senior Indebtedness. If any such excess payment is made to Agent or any Lender, such Person shall promptly remit such excess to such Company and until so remitted shall hold such excess payment for the benefit of such Company.

SECTION 10. Continuing Agreement; Reinstatement.

(a) Continuing Agreement. This Subordination Agreement is a continuing agreement of subordination and shall continue in effect and be binding upon each Company until the Discharge of Senior Indebtedness has occurred. The subordinations, agreements, and priorities set forth herein shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate, or reform, by litigation or otherwise, its respective agreements with any other Company.

(b) Reinstatement. If any member of the Lender Group receives payment or property on account of the Senior Indebtedness, and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside, or otherwise required to be transferred to a trustee, receiver, an Obligor, an estate of an Obligor or any other Person (a “Recovery”), then, to the extent of the Recovery, the Senior Indebtedness intended to have been satisfied by such payment or property will be reinstated as Senior Indebtedness on the date of the Recovery, and no Discharge of Senior Indebtedness will be deemed to have occurred for all purposes hereunder. If this Subordination Agreement is terminated prior to a Recovery, this Subordination Agreement will be automatically reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from (or prior to) the date of reinstatement. Upon any such reinstatement of Senior Indebtedness, the Companies will deliver to Agent any payments, other amounts or property (or proceeds thereof) received between the date of Discharge of Senior Indebtedness and the Recovery. The Companies may not benefit from a Recovery, and any distribution, payment or transfer made to any Company as a result of a Recovery will be paid or transferred over to Agent immediately upon the occurrence of such Recovery for application to (and/or the benefit of) Senior Indebtedness.

SECTION 11. Transfer of Intercompany Subordinated Debt. No Company may assign or transfer its rights and obligations in respect of the Intercompany Subordinated Debt, except as expressly permitted by the Loan Documents, without the prior written consent of Agent, and any such transferee or assignee, as a condition to acquiring an interest in the Intercompany Subordinated Debt shall agree to be bound hereby, in form satisfactory to Agent. Any prohibited assignment or transfer by any Company shall be void ab initio.

SECTION 12. Obligations of the Obligors Not Affected. The provisions of this Subordination Agreement are intended solely for the purpose of defining the relative rights of each Company against the Obligors, on the one hand, and of Agent and the other members of the Lender Group against the Obligors, on the other hand. Nothing contained in this Subordination Agreement shall (i) impair, as between each Company and each Obligor, the obligation of such Obligor to pay its respective obligations with respect to the Intercompany Subordinated Debt as and when the same shall become due and payable, or (ii) otherwise affect the relative rights of each Company against each Obligor, on the one hand, and of the creditors (other than Agent and the other members of the Lender Group) of the Obligors against the Companies, on the other hand.

SECTION 13. Endorsement of Documents; Further Assurances and Additional Acts.

(a) Endorsement of Documents. At the request of Agent, all documents, agreements and instruments evidencing any of the Intercompany Subordinated Debt, if any, shall be endorsed with a legend noting that such documents and instruments are subject to this Subordination Agreement, and each Company shall promptly deliver to Agent evidence of the same.

(b) Further Assurances and Additional Acts. Each Company shall execute, acknowledge, deliver, file, notarize, and register at its own expense all such further agreements, instruments, certificates, financing statements, documents, and assurances, and perform such acts as Agent reasonably shall deem necessary or appropriate to effectuate the purposes of this Subordination Agreement, and promptly provide Agent with evidence of the foregoing reasonably satisfactory in form and substance to Agent.

SECTION 14. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile or other electronic method of transmission) and shall be mailed, sent, or delivered in accordance with the notice provisions contained in the Credit Agreement.

SECTION 15. No Waiver; Cumulative Remedies. No failure on the part of Agent or any other member of the Lender Group to exercise, and no delay in exercising, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights and remedies under this Subordination Agreement are cumulative and not exclusive of any rights, remedies, powers, and privileges that may otherwise be available to Agent or any other member of the Lender Group.

SECTION 16. Survival. All covenants, agreements, representations and warranties made in this Subordination Agreement shall, except to the extent otherwise provided herein, survive the execution and delivery of this Subordination Agreement, and shall continue in full force and effect until the Discharge of Senior Indebtedness has occurred.

SECTION 17. Benefits of Agreement. This Subordination Agreement is entered into for the sole protection and benefit of the parties hereto (and the benefit of the members of the Lender Group that are not party hereto) and their permitted successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Subordination Agreement.

SECTION 18. Binding Effect. This Subordination Agreement shall be binding upon, inure to the benefit of and be enforceable by each Company, Agent, each other member of the Lender Group and their respective permitted successors and permitted assigns.

SECTION 19. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 20. SUBMISSION TO JURISDICTION. Each party hereto agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subordination Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Subordination Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS SUBORDINATION AGREEMENT AND ANY TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO AGENT, REPRESENTATIVE OR OTHER PERSON AFFILIATED WITH OR RELATED TO ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUBORDINATION AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

SECTION 21. Entire Agreement; Amendments and Waivers.

(a) Entire Agreement. This Subordination Agreement constitutes the entire agreement of each of the Companies, Agent and each of the other member of the Lender Group with respect to the matters set forth herein and supersedes any prior agreements, commitments, draft, communications, discussions and understandings, oral or written, with respect thereto.

(b) Amendments and Waivers. No amendment, restatement or other modification to any provision of this Subordination Agreement shall in any event be effective unless the same shall be in writing and signed by each of the Companies and Agent; and no waiver of any provision of this Subordination Agreement, or consent to any departure by any Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent. Any such amendment, restatement, other modification waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 22. Conflicts. In case of any conflict or inconsistency between any terms of this Subordination Agreement, on the one hand, and any documents, agreement or instruments in respect of the Intercompany Subordinated Debt, on the other hand, then the terms of this Subordination Agreement shall control.

SECTION 23. Severability. Whenever possible, each provision of this Subordination Agreement shall be interpreted in such manner as to be effective and valid under all Applicable Laws and regulations. If, however, any provision of this Subordination Agreement shall be prohibited by or invalid under any such Applicable Law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Applicable Law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Subordination Agreement or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 24. Interpretation. This Subordination Agreement is the result of negotiations between, and has been reviewed by the respective counsel to, the Companies, Agent and each other member of the Lender Group and is the product of all parties hereto. Accordingly, this Subordination Agreement shall not be construed against Agent or any other member of the Lender Group merely because of their involvement in the preparation hereof.

SECTION 25. Counterparts. This Subordination Agreement may be executed in several counterparts, and by each party hereto on separate counterparts, each of which and any photocopies, facsimile copies and other electronic methods of transmission thereof shall be deemed an original, but all of which together shall constitute one and the same agreement..

SECTION 26. Termination of Agreement. Subject to Section 10(b), upon the Discharge of Senior Indebtedness, this Subordination Agreement shall terminate and Agent shall promptly, upon the request of the Borrowers and at the sole expense of the Borrowers, execute and deliver to the Borrower Representative such documents and instruments as shall be reasonably necessary to evidence such termination.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Subordination Agreement as of the date first written above.

ENDOLOGIX, INC., a Delaware corporation, as a Company and an Obligor

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer

CVD/RMS ACQUISITION CORP., a Delaware corporation, as a Company and an Obligor

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer and Secretary

NELLIX, INC., a Delaware corporation, as a Company and an Obligor

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer and Secretary

TRIVASCULAR TECHNOLOGIES, INC., a Delaware corporation, as a Company and an Obligor

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer and Secretary

[Signature Page to Intercompany Subordination Agreement]

TRIVASCULAR, INC., a California corporation, as a Company and an Obligor

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer and Secretary

ENDOLOGIX CANADA, LLC, a Delaware limited liability company, as a Company and an Obligor

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer and Secretary

TRIVASCULAR SALES LLC, a Texas limited liability company, as a Company and an Obligor

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer and Secretary

RMS/ENDOLOGIX SIDEWAYS MERGER CORP., a Delaware corporation, as a Company and an Obligor

By:	/s/ Vaseem Mahboob
Name: Vaseem Mahboob
Title: Chief Financial Officer and Secretary

[Signature Page to Intercompany Subordination Agreement]

DEERFIELD ELGX REVOLVER, LLC,
as Agent

By: Deerfield Management Company, L.P. (Series C), Manager

By: Flynn Management LLC, General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

[Signature Page to Intercompany Subordination Agreement]